Exhibit 99.1

Dexcom Reports Third Quarter 2026 Financial Results
SAN DIEGO - (BUSINESS WIRE-October 29, 2026) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

•Revenue grew 11% year-over-year to $1.344 billion on a reported basis and 11% year-over-year on an organic1 basis.
•U.S. revenue grew 14% and international revenue grew 5% on a reported basis and 5% on an organic1 basis, all on a year-over-year basis.
•GAAP operating income of $327.2 million or 24.3% of revenue, an increase of 420 basis points compared to the third quarter of 2025. Non-GAAP operating income* of $339.5 million or 25.3% of reported revenue, an increase of 270 basis points compared to the third quarter of 2025.

Third Quarter 2026 Strategic Highlights:

•Subsequent to the quarter, published the CONNECT randomized clinical trial in The New England Journal of Medicine, showcasing outcomes driven by Dexcom G7 that redefine the standard of care for people with Type 2 diabetes not on insulin.
•Launched the fully redesigned Stelo experience, with enhanced glucose insights, simplified meal logging, and more detailed nutritional information.
•Advanced the rollout of the Dexcom G7 15 Day System in the U.S. and secured first two G7 15 Day international regulatory clearances, positioning for continued momentum in the transition of the global base to the extended wear platform.

“This quarter, we continued to build momentum across the business, delivering strong revenue growth and margin progression, strengthening our clinical evidence, and advancing key product and operational initiatives,” said Jake Leach, Dexcom’s president and CEO. “This performance enabled us to again raise our full-year revenue and operating margin guidance and reinforces our confidence in our ability to deliver on the long-term objectives we outlined at Investor Day.”

2026 Annual Guidance

Dexcom is raising the midpoint of fiscal year 2026 Revenue guidance, reiterating fiscal year 2026 Non-GAAP Gross Profit Margin guidance, and increasing fiscal year 2026 guidance for Non-GAAP Operating Margin and Adjusted EBITDA Margin to the following levels:

•Revenue of $5.20 - $5.25 billion (approximately 12-13% growth)
•Non-GAAP Gross Profit Margin of approximately 64%
•Non-GAAP Operating Margin of approximately 24%
•Adjusted EBITDA Margin of approximately 32%

The company also announced a share repurchase authorization of up to $1.0 billion in conjunction with third quarter results.

Third Quarter 2026 Financial Results

Revenue: In the third quarter of 2026, worldwide revenue grew 11% to $1.344 billion on a reported basis, up from $1.209 billion in the third quarter of 2025.

Gross Profit: GAAP gross profit totaled $864.4 million or 64.3% of revenue for the third quarter of 2026, compared to $731.4 million or 60.5% of revenue in the third quarter of 2025.

1 Third quarter 2026 organic revenue was $1.346 billion and excludes $1.7 million of foreign exchange impact and $0.7 million of acquired non-CGM revenue.

Non-GAAP gross profit* totaled $875.3 million or 65.1% of reported revenue for the third quarter of 2026, compared to $741.3 million or 61.3% of reported revenue in the third quarter of 2025.

Operating Income: GAAP operating income for the third quarter of 2026 was $327.2 million or 24.3% of revenue, compared to GAAP operating income of $242.5 million or 20.1% of revenue for the third quarter of 2025.

Non-GAAP operating income* for the third quarter of 2026 was $339.5 million or 25.3% of reported revenue, compared to non-GAAP operating income of $272.9 million or 22.6% of reported revenue for the third quarter of 2025.

Net Income and Diluted Net Income Per Share: GAAP net income was $275.1 million, or $0.72 per diluted share, for the third quarter of 2026, compared to GAAP net income of $283.8 million, or $0.70 per diluted share, for the third quarter of 2025.

Non-GAAP net income* was $275.0 million, or $0.73 per diluted share, for the third quarter of 2026, compared to non-GAAP net income of $242.5 million, or $0.61 per diluted share, for the third quarter of 2025. The third quarter 2026 non-GAAP net income excludes $11.9 million of amortization of intangible assets, $0.4 million of business transition and other significant items, and $12.4 million of tax adjustments.

Cash and Liquidity: As of September 30, 2026, Dexcom held $1.82 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table D below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (888) 414-4585 (U.S./Canada) or (646) 960-0331 (International) and use the confirmation ID “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), please see the section titled “About Non-GAAP Financial Measures” below as well as the related Table D. We have not reconciled our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin estimates for fiscal year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, reconciliations of our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates are not available without unreasonable effort.

About DexCom, Inc.

Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

Dexcom. Discover what you’re made of. For more information, visit www.dexcom.com.

Category: IR

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s future operating results and financial position, including estimated Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal year 2026, and expected growth rates as compared to the year ended December 31, 2025; future expenses and investments; and potential business plans and opportunities. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and are therefore subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Senior Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
mediarelations@dexcom.com

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$961.4	$917.7
Short-term marketable securities	856.5	1,081.0
Accounts receivable, net	1,186.2	1,216.1
Inventory	770.7	629.1
Prepaid and other current assets	141.2	189.4
Total current assets	3,916.0	4,033.3
Property and equipment, net	1,543.1	1,559.9
Operating lease right-of-use assets	83.7	77.4
Goodwill	24.0	24.2
Intangibles, net	89.4	70.8
Deferred tax assets	305.4	295.6
Other assets	277.2	278.7
Total assets	$6,238.8	$6,339.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,065.6	$1,944.0
Accrued payroll and related expenses	159.7	169.2
Short-term operating lease liabilities	20.7	21.6
Other current liabilities	6.6	7.7
Total current liabilities	2,252.6	2,142.5
Long-term senior convertible notes	1,243.7	1,240.9
Long-term operating lease liabilities	77.5	73.4
Other long-term liabilities	129.6	137.1
Total liabilities	3,703.4	3,593.9
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 412.7 million and 373.0 million shares issued and outstanding, respectively, at September 30, 2026; and 410.7 million and 384.8 million shares issued and outstanding, respectively, at December 31, 2025	0.4	0.4
Additional paid-in capital	2,425.3	2,281.5
Accumulated other comprehensive income	85.5	115.0
Retained earnings	3,157.6	2,433.9
Treasury stock, at cost; 39.7 million shares at September 30, 2026 and 25.9 million shares at December 31, 2025	(3,133.4)	(2,084.8)
Total stockholders’ equity	2,535.4	2,746.0
Total liabilities and stockholders’ equity	$6,238.8	$6,339.9

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,344.5	$1,209.3	$3,844.8	$3,402.4
Cost of sales	480.1	477.9	1,400.1	1,393.2
Gross profit	864.4	731.4	2,444.7	2,009.2
Operating expenses:
Research and development	161.6	157.5	459.9	450.9
Selling, general and administrative	375.6	331.4	1,084.0	969.5
Total operating expenses	537.2	488.9	1,543.9	1,420.4
Operating income	327.2	242.5	900.8	588.8
Other income, net	7.5	109.8	20.9	158.9
Income before income taxes	334.7	352.3	921.7	747.7
Income tax expense	59.6	68.5	198.0	178.7
Net income	$275.1	$283.8	$723.7	$569.0

Basic net income per share	$0.73	$0.73	$1.90	$1.45
Shares used to compute basic net income per share	374.7	391.1	380.6	391.4
Diluted net income per share	$0.72	$0.70	$1.87	$1.42
Shares used to compute diluted net income per share	383.5	407.4	389.0	407.7

DexCom, Inc.
Table C
Revenue by Customer Sales Channel and Geographic Region
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,
	2026			2025
(In millions)	United States	International	Total	United States	International	Total
Distributor	$933.1	$214.9	$1,148.0	$818.1	$207.9	$1,026.0
Direct	36.7	159.8	196.5	33.8	149.5	183.3
Total revenue	$969.8	$374.7	$1,344.5	$851.9	$357.4	$1,209.3

	Nine Months Ended September 30,
	2026			2025
(In millions)	United States	International	Total	United States	International	Total
Distributor	$2,623.5	$637.2	$3,260.7	$2,338.7	$545.1	$2,883.8
Direct	112.0	472.1	584.1	104.7	413.9	518.6
Total revenue	$2,735.5	$1,109.3	$3,844.8	$2,443.4	$959.0	$3,402.4

DexCom, Inc.
Table D
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP gross profit	$864.4	$731.4	$2,444.7	$2,009.2
Amortization of intangible assets (1)	10.9	7.1	26.5	21.4
Business transition and other significant items (2)	—	2.8	—	2.8
Non-GAAP gross profit	$875.3	$741.3	$2,471.2	$2,033.4

GAAP operating income	$327.2	$242.5	$900.8	$588.8
Amortization of intangible assets (1)	11.9	8.0	29.3	23.8
Business transition and other significant items (2)	0.4	22.7	2.1	24.8
Intellectual property litigation costs (3)	—	(0.3)	—	0.4
Non-GAAP operating income	$339.5	$272.9	$932.2	$637.8

GAAP net income	$275.1	$283.8	$723.7	$569.0
Business transition and other significant items (2)	0.4	18.4	1.9	20.3
Depreciation and amortization	74.5	63.6	209.8	186.6
Intellectual property litigation costs (3)	—	(0.3)	—	0.4
(Income) loss from equity investments	—	(82.7)	10.0	(78.1)
Share-based compensation	36.8	45.1	119.1	124.6
Interest expense and interest income	(11.2)	(28.0)	(41.5)	(75.1)
Income tax expense	59.6	68.5	198.0	178.7
Adjusted EBITDA	$435.2	$368.4	$1,221.0	$926.4

GAAP net income	$275.1	$283.8	$723.7	$569.0
Amortization of intangible assets (1)	11.9	8.0	29.3	23.8
Business transition and other significant items (2)	0.4	22.7	2.1	24.8
Intellectual property litigation costs (3)	—	(0.3)	—	0.4
(Income) loss from equity investments	—	(82.7)	10.0	(78.1)
Adjustments related to taxes (4)	(12.4)	11.0	(4.7)	23.1
Non-GAAP net income	$275.0	$242.5	$760.4	$563.0

DexCom, Inc.
Table D (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$275.1	$283.8	$723.7	$569.0
Interest expense on senior convertible notes, net of tax	1.6	2.8	4.9	8.6
GAAP net income used for diluted EPS, if-converted (5)	$276.7	$286.6	$728.6	$577.6

Non-GAAP net income	$275.0	$242.5	$760.4	$563.0
Interest expense on senior convertible notes, net of tax	—	1.2	—	3.7
Non-GAAP net income used for diluted EPS, if-converted (5)	$275.0	$243.7	$760.4	$566.7

GAAP diluted net income per share (5)	$0.72	$0.70	$1.87	$1.42
Amortization of intangible assets (1)	0.03	0.02	0.08	0.06
Business transition and other significant items (2)	—	0.06	0.01	0.06
Intellectual property litigation costs (3)	—	—	—	—
(Income) loss from equity investments	—	(0.21)	0.03	(0.20)
Adjustments related to taxes (4)	(0.03)	0.03	(0.01)	0.06
Impact of adjustment to GAAP diluted shares (6)	0.01	0.01	0.02	0.01
Non-GAAP diluted net income per share (5) (7)	$0.73	$0.61	$1.99	$1.42

GAAP diluted weighted-average shares outstanding	383.5	407.4	389.0	407.7
Non-GAAP diluted weighted-average shares outstanding	375.8	399.7	381.3	400.0

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	383.5	407.4	389.0	407.7
Adjustment for dilutive impact of senior convertible notes due 2028 (8)	(7.7)	(7.7)	(7.7)	(7.7)
Non-GAAP diluted weighted-average shares outstanding	375.8	399.7	381.3	400.0
(1) Represents amortization of acquired intangible assets.
(2) For the three and nine months ended September 30, 2026, business transition and other significant items are primarily related to rent for vacated office space in San Diego, California. For the three and nine months ended September 30, 2025, business transition and other significant items are primarily related to workforce reduction costs associated with organizational realignment and rent for vacated office space in San Diego, California.
(3) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024.
(4) For the three and nine months ended September 30, 2026 and September 30, 2025, tax adjustments are primarily related to the tax effect of non-GAAP adjustments and shortfalls from share-based compensation for employees.
(5) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method. In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.
(6) The adjustments are for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our senior convertible notes.
(7) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(8) We adjust for the dilutive effect of our senior convertible notes when the effect is not the same on a GAAP and non-GAAP basis for a given period.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated October 29, 2026 contains non-GAAP financial measures. These non-GAAP financial measures include organic revenue, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP diluted weighted average shares outstanding, as well as Adjusted EBITDA.

We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes organic revenue is a meaningful metric to investors as it provides a more consistent comparison of Dexcom’s revenue to prior periods as well as to industry peers. We exclude the following items from organic revenue:
•The effect of non-CGM revenue acquired or divested in the trailing twelve months; and
•The effect of foreign currency fluctuations

Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table D reconciles the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted net income per share:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other non-recurring significant items;
•Income or loss from equity investments, which includes realized and unrealized gains or losses from marketable and non-marketable equity securities. These amounts may reflect changes in value due to observable price changes or impairments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from share-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation (including equity-related charges associated with severance, restructuring, or other business transition activities), depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on extinguishment of debt, income or loss from equity investments, and income tax expense or benefit. For the reasons explained above, Adjusted EBITDA also excludes business transition and other significant items, litigation settlement costs, and intellectual property litigation costs.